                                                                   EXHIBIT 4.5




                            SEVENTH AMENDMENT OF THE

                         STEWART TITLE GUARANTY COMPANY

                         SALARY DEFERRAL PLAN AND TRUST


         THIS SEVENTH AMENDMENT of the STEWART TITLE GUARANTY COMPANY SALARY DEFERRAL PLAN AND TRUST (hereinafter sometimes called the "Plan" or "Trust") is made this the _____ day of _____________, 1992, to be effective as set forth below, by and between STEWART TITLE GUARANTY COMPANY (hereinafter sometimes called "Corporation") of Houston, Texas, and FIRST INTERSTATE BANK OF TEXAS, N.A. (hereinafter sometimes called "Trustee"), a national banking association of Houston, Texas.

                              W I T N E S S E T H:

         WHEREAS, on December 31, 1986, the Corporation previously adopted the Plan and Trust for the sole and exclusive benefit of its employees and their beneficiaries, effective January 1, 1986; and

         WHEREAS, the Plan was previously amended on May 18, 1986, effective January 1, 1987; subsequently amended on February 26, 1988 effective January 1, 1986; amended on April 5, 1989 effective January 1, 1989; amended on May 30, 1989 effective May 31, 1989; amended and restated on April 26, 1991 effective January 1, 1989; and amended on September 18, 1992; and

         WHEREAS, the Corporation, through the action of its Board of Directors, wishes to amend the Plan and Trust effective the date set forth below.

         NOW, THEREFORE, pursuant to the provisions of Article XVI, Section
16.1 of the Plan, the Plan is hereby amended as follows:

         1. Effective July 1, 1992, Article III, Section 3.2 shall be amended by deleting the last paragraph thereof in its entirety and substituting therefor the following:

                 The amount of the Employer Matching Contribution and Employer Contribution for each Plan Year shall be established by a resolution adopted by the Corporation's Board of Directors. Such resolution will be communicated to the Signatory Companies by the Corporation and to the Members by their respective Signatory Companies. Effective July 1, 1992, and for each Plan Year beginning thereafter, unless otherwise established or determined by the Board of Directors, the Employer Matching Contribution shall be equal to fifty percent (50%) of each Member's Deferral Contribution up to a maximum Deferral Contribution of six percent (6%) of each such Member's Considered Compensation.
         The Employer Matching Contribution in any Plan Year, unless otherwise established or determined by the Board of Directors, shall not exceed One Thousand Dollars ($1,000.00).

         2. Effective January 1, 1992, Article XII, Section 12.6 shall be amended by adding to the end thereof the following:

         The Members of the Administrative Committee may participate in and hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         3. In all other respects, the Plan shall continue as previously amended.

         IN WITNESS WHEREOF, this Seventh Amendment to the Stewart Title Guaranty Company Salary Deferral Plan and Trust has been entered into and is effective on the date set forth above.

                                            CORPORATION:

                                            STEWART TITLE GUARANTY COMPANY


                                            By: ________________________________
                                                    Malcolm Morris, President


                                            TRUSTEE:

                                            FIRST INTERSTATE BANK OF TEXAS, N.A.



                                            By: ________________________________
                                                 John J. Kelley, Vice President
                                                         and Trust Officer

THE STATE OF TEXAS                }
                                  }
COUNTY  OF HARRIS                 }

         BEFORE ME, the undersigned authority, on this day personally appeared Malcolm Morris, known to me to be the person whose name is subscribed to the foregoing instrument as President of Stewart Title Guaranty Company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of ______________, 1992.



                                            ____________________________________
                                            NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS                }
                                  }
COUNTY  OF HARRIS                 }

         BEFORE ME, the undersigned authority, on this day personally appeared John J. Kelley, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President and Trust Officer of First Interstate Bank of Texas, N.A., and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said national banking association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of ____________________, 1992.



                                            ____________________________________
                                            NOTARY PUBLIC, STATE OF TEXAS